Exhibit 99.1

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler, Corp. PR
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Eight

SEI Investments Reports Second-Quarter 2005 Results

Net Income Up 7%, Revenues Increase 12%

OAKS, Pa., July 20, 2005 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for second-quarter 2005, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year.

Consolidated Overview

(In thousands, except earnings per share)	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2005	2004	%	2005	2004	%
Revenues	$190,080	$169,162	12%	$375,761	$336,323	12%
Net Income Before Taxes	69,364	64,633	7%	138,197	126,451	9%
Net Income	44,184	41,204	7%	87,893	80,613	9%
Diluted Earnings Per Share	$.43	$.39	10%	$.84	$.76	11%

“We continue to be satisfied with our quarterly results, especially since we are in the heart of the investment and build phase of our new strategies”, said Alfred P. West, Jr., SEI Chairman and CEO.

“The investments we are making will transform our company, giving us even larger markets to grow within while providing our clients with increased opportunities for success. In the long run, we are firm in our belief that we are on the right path to more rapidly grow revenues and profits.”

Summary of Second-Quarter and Year-to-Date Results by Business Segment

(In thousands)	For the Three Month Period Ended June 30,			For the Six Month Period Ended June 30,
	2005	2004	%	2005	2004	%
Private Banking and Trust:
Revenues	$71,547	$74,184	(4)%	$143,928	$148,777	(3)%
Operating Profit	$25,874	$29,628	(13)%	$52,591	$57,131	(8)%
Operating Margin	36%	40%		37%	38%

Investment Advisors:
Revenues	49,340	43,048	15%	98,063	86,231	14%
Operating Profit	25,940	23,489	10%	51,842	47,310	10%
Operating Margin	53%	55%		53%	55%

Enterprises:
Revenues	20,700	16,035	29%	40,935	32,270	27%
Operating Profit	9,339	7,212	29%	18,726	15,056	24%
Operating Margin	45%	45%		46%	47%

Money Managers:
Revenues	21,230	19,044	11%	41,374	35,948	15%
Operating Profit	3,373	3,968	(15)%	6,861	6,884	—
Operating Margin	16%	21%		17%	19%

Investments in New Businesses:
Revenues	27,263	16,851	62%	51,461	33,097	55%
Operating Loss	(4,737)	(4,288)	(10)%	(10,873)	(9,013)	(21)%
Operating Margin	(17)%	(25)%		(21)%	(27)%

Consolidated Segment Totals:
Revenues	$190,080	$169,162	12%	$375,761	$336,323	12%
Operating Profit	$59,789	$60,009	—	$119,147	$117,368	2%
Operating Margin	31%	35%		32%	35%

Second-Quarter Business Commentary:

•	Private Banking & Trust lagged year ago levels on revenues and profits. This is primarily due to previously reported losses in the mutual fund services business during the second half of 2004 and increased investment and operational spending during 2005.

•	The Investment Advisors, Enterprises, Money Managers and Investments in New Businesses segments reported revenue gains vs. year ago levels. The Investment Advisors and Enterprises segment results for 2005 include an offsetting revenue and expense reclass of approximately $2.8 million and $1.1 million respectively, that was not reflected for the same period in 2004. This had no impact on operating profit.

•	Consolidated operating margins lagged year ago levels, due primarily to the previously announced increased rate of investment spending necessary to deliver new company strategies and solutions. This was reflected in most of the segment operating margins vs. year ago levels.

•	Assets under management grew by $6.8 billion during the second quarter to $130.7 billion.

•	In the second quarter, SEI purchased 1,132,000 shares of its common stock for $40.3 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EST on July 20, 2005. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of CCBN. The call may also be accessed at numerous financial services web sites including AOL, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 788945.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending June 30, 2005, through our subsidiaries and partnerships in which we have a significant interest, SEI administers $312.0 billion in mutual fund and pooled assets, manages $130.7 billion in assets, and operates 22 offices in 12 countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended June 30,
	2005	2004
Revenues	$190,080	$169,162

Operating and development expenses	97,080	74,596
Sales and marketing expenses	33,211	34,557
General and administrative expenses	9,390	7,811

Income before interest and taxes	50,399	52,198

Equity in earnings of unconsolidated affiliate	17,636	10,680
Net gain on investments	(78)	1,356
Interest income	1,784	904
Interest expense	(377)	(505)

Income before taxes	69,364	64,633

Income taxes	25,180	23,429

Net income	$44,184	$41,204

Diluted earnings per common share	$.43	$.39

Shares used to calculate diluted earnings per common share	103,391	105,705

Basic earnings per common share	$.44	$.40

Shares used to calculate basic earnings per common share	100,786	103,425

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Six Months Ended June 30,
	2005	2004
Revenues	$375,761	$336,323

Operating and development expenses	191,507	153,328
Sales and marketing expenses	65,107	65,627
General and administrative expenses	17,119	15,597

Income before interest and taxes	102,028	101,771

Equity in earnings of unconsolidated affiliate	32,862	19,683
Net gain on investments	349	4,291
Interest income	3,760	1,837
Interest expense	(802)	(1,131)

Income before taxes	138,197	126,451

Income taxes	50,304	45,838

Net income	$87,893	$80,613

Diluted earnings per common share	$.84	$.76

Shares used to calculate diluted earnings per common share	104,043	106,577

Basic earnings per common share	$.87	$.77

Shares used to calculate basic earnings per common share	101,281	104,151

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	June 30, 2005	December 31, 2004
Assets
Cash and short-term investments	$116,544	$216,966
Restricted Cash	10,047	14,386
Receivables	121,347	108,795
Other current assets	14,624	15,532

Total current assets	262,562	355,679
Property and Equipment, net	115,199	113,640
Investments available for sale	55,152	39,817
Capitalized Software, net	83,949	55,830
Other assets	57,874	50,509

Total assets	$574,736	$615,475

Liabilities
Current liabilities	$122,640	$163,569
Long-term debt	9,000	14,389
Long-term deferred gain	—	1,472
Deferred income taxes	43,137	32,103
Shareholders’ Equity	399,959	403,942

Total liabilities and shareholders’ equity	$574,736	$615,475

SEI Investments Business Segments

(In thousands)

	Three Months ended June 30,		Six Months ended June 30,
	2005	2004	2005	2004
Private Banking and Trust:
Revenues
Investment processing fees	58,510	56,368	117,716	112,221
Fund processing fees	4,493	9,340	9,084	19,041
Investment management fees	8,544	8,476	17,128	17,515

Total Revenues	71,547	74,184	143,928	148,777

Operating and development expenses	36,375	33,273	72,824	71,083
Sales and marketing expenses	9,298	11,283	18,513	20,563

Operating Profit	25,874	29,628	52,591	57,131
Operating Margin	36%	40%	37%	38%

Investment Advisors:
Revenues	49,340	43,048	98,063	86,231

Operating and development expenses	17,001	11,843	33,535	24,339
Sales and marketing expenses	6,399	7,716	12,686	14,582

Operating Profit	25,940	23,489	51,842	47,310
Operating Margin	53%	55%	53%	55%

Enterprises:
Revenues	20,700	16,035	40,935	32,270

Operating and development expenses	6,293	4,179	12,214	8,249
Sales and marketing expenses	5,068	4,644	9,995	8,965

Operating Profit	9,339	7,212	18,726	15,056
Operating Margin	45%	45%	46%	47%

Money Managers:
Revenues	21,230	19,044	41,374	35,948

Operating and development expenses	14,392	11,500	27,717	21,974
Sales and marketing expenses	3,465	3,576	6,796	7,090

Operating Profit	3,373	3,968	6,861	6,884
Operating Margin	16%	21%	17%	19%

Investments in New Businesses:
Revenues	27,263	16,851	51,461	33,097

Operating and development expenses	23,019	13,801	45,217	27,683
Sales and marketing expenses	8,981	7,338	17,117	14,427

Operating Loss	(4,737)	(4,288)	(10,873)	(9,013)
Operating Margin	(17)%	(25)%	(21)%	(27)%

Consolidated Segment Totals:
Revenues	$190,080	$169,162	$375,761	$336,323

Operating and development expenses	97,080	74,596	191,507	153,328
Sales and marketing expenses	33,211	34,557	65,107	65,627

Operating Profit	$59,789	$60,009	$119,147	$117,368
Operating Margin	31%	35%	32%	35%

General and Administrative expenses	9,390	7,811	17,119	15,597
Income from Operations	$50,399	$52,198	$102,028	$101,771
Operating Margin	27%	31%	27%	30%

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Jun. 30, 2004	Sep. 30, 2004	Dec. 31, 2004	Mar. 31, 2005	Jun. 30, 2005
Private Banking and Trust:
Equity/Fixed Income prgms.	$2,900	$2,662	$2,780	$2,427	$2,495
Collective Trust Fund prgm.	1,403	1,455	1,518	1,574	1,700
Liquidity funds	7,986	7,723	7,503	7,406	7,442

Total assets under mgmt.	$12,289	$11,840	$11,801	$11,407	$11,637

Client assets under admin.	61,944	35,881	35,986	33,703	34,208

Total assets under admin.	$74,233	$47,721	$47,787	$45,110	$45,845

Investment Advisors:
Equity/Fixed Income prgms.	$25,021	$25,559	$27,706	$27,371	$27,883
Collective Trust Fund prgm.	2,592	2,592	2,521	2,513	2,610
Liquidity funds	1,103	1,081	1,026	1,113	1,018

Total assets under mgmt.	$28,716	$29,232	$31,253	$30,997	$31,511

Enterprises:
Equity/Fixed Income prgms.	$13,616	$15,871	$17,283	$17,926	$18,273
Collective Trust Fund prgm.	924	1,031	1,023	994	1,001
Liquidity funds	3,482	3,869	3,406	2,976	2,836

Total assets under mgmt.	$18,022	$20,771	$21,712	$21,896	$22,110

Money Managers:
Equity/Fixed Income prgms.	$31	$25	$18	$12	$12
Collective Trust Fund prgm.	7,066	7,226	7,097	7,634	8,108
Liquidity funds	202	226	208	182	167

Total assets under mgmt.	$7,299	$7,477	$7,323	$7,828	$8,287

Client assets under admin.	113,644	123,651	124,648	127,247	139,822

Total assets under admin.	$120,943	$131,128	$131,971	$135,075	$148,109

Investments in New Businesses:
Equity/Fixed Income prgms.	$12,030	$13,507	$15,566	$17,778	$19,137
Liquidity funds	239	169	179	225	255

Total assets under mgmt.	$12,269	$13,676	$15,745	$18,003	$19,392

Client assets under admin.	7,028	6,096	7,003	6,253	7,296

Total assets under admin.	$19,297	$19,772	$22,748	$24,256	$26,688

Unconsolidated Affiliate:
Equity/Fixed Income prgms.	$21,462	$26,835	$32,556	$33,781	$37,740

Consolidated:
Equity/Fixed Income prgms (A,B)	$75,060	$84,459	$95,909	$99,295	$105,540
Collective Trust Fund prgm.	11,985	12,304	12,159	12,715	13,419
Liquidity funds (B)	13,012	13,068	12,322	11,902	11,718

Total assets under mgmt.	$100,057	$109,831	$120,390	$123,912	$130,677

Client assets under admin.	182,616	165,628	167,637	167,203	181,326

Total assets under admin.	$282,673	$275,459	$288,027	$291,115	$312,003

(A)	Equity/Fixed Income programs include $2,117 of assets invested in SEI’s Asset Allocation Funds at 6/30/05
(B)	In addition to the numbers presented, SEI also administers an additional $5,068 in Funds of Funds assets (as of June 30, 2005) on which SEI does not earn an administration fee.